Adamis Pharmaceutical Corporation 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the following registration statements of our report dated June 23, 2014, included in Adamis Pharmaceutical Corporation’s Form 10-K for the year ended March 31, 2014.

•	Registration statement on Form S-8, SEC file number 333-159229, as filed with the Securities and Exchange Commission on May 19, 2009,

•	Registration statement on Form S-8, SEC file number 333-169106, as filed with the Securities and Exchange Commission on August 30, 2010,

•	Registration statement on Form S-8, SEC file number 333-175383, as filed with the Securities and Exchange Commission on July 7, 2011,

•	Registration statement on Form S-1, SEC file number 333-190798, as filed with the Securities and Exchange Commission on August 23, 2013,

•	Registration statement on Form S-1, SEC file number 333-192372, as filed with the Securities and Exchange Commission on November 15, 2013,

•	Registration statement on Form S-8, SEC file number 333-196435 as filed with the Securities and Exchange Commission on March 17, 2014.

/s/ Mayer Hoffman McCann P.C.

Boca Raton, Florida

June 23, 2014